Exhibit 10.1

SEPARATION AND GENERAL RELEASE AGREEMENT

This SEPARATION AND GENERAL RELEASE AGREEMENT (this “Agreement”) is entered into by and between Select Energy Services, LLC, as successor in interest to Rockwater Energy Solutions, Inc. (the “Company”) and David J. Nightingale (“Employee”). The Company and Employee are each referred to herein individually as a “Party” and collectively as the “Parties.”  Select Energy Services, Inc. (“Select”) enters this Agreement solely for purposes of acknowledging and agreeing to Section 16 below.

WHEREAS, the Parties entered into that certain Employment Agreement effective as of April 23, 2012(the “Employment Agreement”);

WHEREAS, as of the Separation Date (as defined below), Employee was no longer employed by the Company;

WHEREAS, the Parties wish for Employee to receive certain separation payments, which payments are conditioned upon Employee’s entry into, and non-revocation of, this Agreement in the time provided to do so and Employee’s compliance with the terms of this Agreement; and

WHEREAS, the Parties wish to resolve any and all claims that Employee has or may have against the Company or any of the other Company Parties (as defined below), including any claims that Employee may have arising out of Employee’s employment or the end of such employment.

NOW, THEREFORE, in consideration of the promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Parties, the Parties agree as follows:

1.Separation from Employment.  The Parties acknowledge and agree that the last day of Employee’s employment with the Company was March 29, 2019 (the “Separation Date”).  As of the Separation Date, Employee had no further employment relationship with the Company or any other Company Party.

2.Separation Payment.  Provided that Employee signs this Agreement on the Separation Date or within 50 days thereafter, and returns it to the Company care of Pamela L. Remy, Vice President - Human Resources, 1820 North I-35, P.O. Box 1715 Gainesville, Texas 76240 (e-mail: PRemy@selectenergyservices.com) so that it is received by Ms. Remy no later than 11:59 p.m. Gainesville, Texas time on May 18, 2019 (and so long as Employee does not exercise Employee’s revocation right pursuant to Section 14 below), and so long as Employee honors each of Employee’s commitments set forth herein, then:

(a) the Company shall pay, or cause to be paid, to Employee the pro-rated portion of the annual bonus Employee would have been entitled to, if any, had Employee remained employed by the Company as of December 31, 2019, payable less applicable taxes and withholdings in a lump sum on or before the date such annual bonuses are paid to executives who have continued employment with the Company through December 31, 2019 (but in no event earlier than 60 days after the Separation Date nor later than March 15, 2020);

(b) the Company shall pay, or cause to be paid, to Employee the amount of $1,680,000.00 less applicable taxes and withholdings, which equals three times the sum of (i) Employee’s annualized base salary in effect immediately prior to the Separation Date plus (ii) 60% of Employee’s annualized base salary in effect immediately prior to the Separation Date, which amount shall be paid in a lump sum payment on the date that is 60 days after the Separation Date; and

(c) during the portion, if any, of the 18-month period following the Separation Date that Employee elects to continue coverage of Employee or Employee’s spouse and eligible dependents, if any, under the Company group health plans under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), and/or sections 601 through 608 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), the Company shall promptly reimburse, or cause to be reimbursed, to Employee on a monthly basis for the difference between the amount Employee pays to effect and continue such coverage and the employee contribution amount that active senior executive employees of the Company pay for the same or similar coverage under such group health plans. Notwithstanding the preceding provision of this clause (c), if the provision of the benefit described in such clause cannot be provided in the manner described in such clause without penalty, tax, or other adverse impact on the Company, then the Company and Employee shall negotiate in good faith to determine an alternative manner in which the Company may provide a substantially equivalent benefit to Employee without such adverse impact to the Company.

The payments and benefits set forth in clauses (a) through (c) above are referred to collectively herein as the “Separation Amount” and Employee acknowledges and agrees that the Separation Amount is equal to all of the payments and benefits set forth in Section 7.1(b)(iii) of the Employment Agreement.

3.Satisfaction of All Leaves and Payment Amounts; Prior Rights and Obligations.  In entering into this Agreement, Employee expressly acknowledges and agrees that Employee has received all leaves (paid and unpaid) to which Employee was entitled during Employee’s employment with the Company or any other Company Party and Employee has received all wages, bonuses and other compensation, been provided all benefits and been afforded all rights and been paid all sums that Employee is owed or has been owed, or ever could be owed, by the Company or any other Company Party, including all payments arising out of all incentive plans and any other bonus arrangements (other than the Separation Amount, any rights arising after the Separation Date with respect to the First Option, Second Option, or Third Option (each as defined below) and, if not paid as of the time that Employee executes this Agreement, any payment for base pay earned in the pay period in which the Separation Date occurred).  For the avoidance of doubt, Employee acknowledges and agrees that Employee had no right to any portion of the Separation Amount but for Employee’s entry into this Agreement.

4.Release of Liability for Claims.

(a)For good and valuable consideration, including the Company’s agreement to provide the Separation Amount (and any portion thereof), Employee hereby forever releases, discharges and acquits the Company, Select Energy Services, Inc., Select Energy Services, LLC, each of their subsidiaries and other affiliates, and each of the foregoing entities’ respective past, present and future subsidiaries, affiliates, stockholders, members, partners, directors, officers, managers, employees, agents, attorneys, heirs, predecessors, successors and representatives in their personal and representative capacities, as well as all employee benefit plans maintained by the Company or any of its subsidiaries or other affiliates and all fiduciaries and administrators of any such plans, in their personal and representative capacities (collectively, the “Company Parties”), from liability for, and Employee hereby waives, any and all claims, damages, or causes of action of any kind related to Employee’s employment with any Company Party, the termination of such employment, and any other acts or omissions related to any matter on or prior to the time that Employee executes this Agreement, whether arising under federal or state laws or the laws of any other jurisdiction, including (i) any alleged violation through such date of: (A) any federal, state or local anti-discrimination or anti-retaliation law, including the Age Discrimination in Employment Act of 1967, as amended (including as amended  by the Older Workers Benefit Protection Act), Title VII of the Civil Rights Act of 1964, as amended, the Civil Rights Act of 1991, Sections 1981 through 1988 of Title 42 of the United States Code, as amended, and the Americans with Disabilities Act of 1990, as amended; (B) ERISA; (C) the Immigration Reform Control Act, as amended; (D) the National Labor Relations Act, as amended; (E) the Occupational Safety and Health Act, as amended; (F) the Family and Medical Leave Act of 1993; (G) any federal, state or local wage and hour law; (H) the Texas Labor Code (including the Texas Payday Law, the Texas Anti-Retaliation Act, Chapter 21 of the Texas Labor Code, and the Texas Whistleblower Act), all as may have been amended; (I) any other local, state or federal law, regulation, ordinance or orders which may have afforded any legal or equitable causes of action of any nature; or (J) any public policy, contract, tort, or common law claim or claim for defamation, emotional distress, fraud or misrepresentation of any kind; (ii) any allegation for costs, fees, or other expenses including attorneys’ fees incurred in, or with respect to, a Released Claim; (iii) any and all rights, benefits, or claims Employee may have under any employment contract (including the Employment Agreement) or any other agreement, incentive or compensation plan or under any other benefit plan, program or practice; and (iv) any claim for compensation, damages or benefits of any kind not expressly set forth in this Agreement (collectively, the “Released Claims”).  This Agreement is not intended to indicate that any such claims exist or that, if they do exist, they are meritorious.  Rather, Employee is simply agreeing that, in exchange for any consideration received by Employee pursuant to Section 2, any and all potential claims of this nature that Employee may have against any of the Company Parties, regardless of whether they actually exist, are expressly settled, compromised and waived.  THIS RELEASE INCLUDES MATTERS ATTRIBUTABLE TO THE SOLE OR PARTIAL NEGLIGENCE (WHETHER GROSS OR SIMPLE) OR OTHER FAULT, INCLUDING STRICT LIABILITY, OF ANY OF THE COMPANY PARTIES.

(b)In no event shall the Released Claims include any claim that arises after the date that Employee signs this Agreement or any claim to vested benefits under an employee benefit plan that is subject to ERISA.  Further notwithstanding this release of liability, nothing in this Agreement prevents Employee from filing any non-legally waivable claim (including a challenge to the validity of this Agreement) with the Equal Employment Opportunity Commission (“EEOC”), Securities and Exchange Commission or other governmental agency (collectively, “Governmental Agencies”) or participating in any investigation or proceeding conducted by the EEOC or other Governmental Agency or cooperating with such an agency or providing documents or other information to a Governmental Agency; however, Employee understands and agrees that Employee is waiving any and all rights to recover any monetary or personal relief as a result of such EEOC or other Governmental Agency proceeding or subsequent legal actions.  Further notwithstanding this release of liability, nothing in this Agreement limits Employee’s right to obtain vested benefits under any benefit plan subject to ERISA.  This Agreement does not limit Employee’s right to receive an award for information provided to any Governmental Agency.

5.Representation About Claims.  Employee represents and warrants that as of the date on which Employee signs this Agreement, Employee has not filed any claims, complaints, charges, or lawsuits against any of the Company Parties with any Governmental Agency or with any state or federal court or arbitrator for or with respect to a matter, claim, or incident that occurred or arose out of one or more occurrences that took place on or prior to the time at which Employee signs this Agreement.  Employee further represents and warrants that Employee has made no assignment, sale, delivery, transfer or conveyance of any rights Employee has asserted or may have against any of the Company Parties with respect to any Released Claim.

6.Employee’s Acknowledgments.  By executing and delivering this Agreement, Employee expressly acknowledges that:

(a)Employee has carefully read this Agreement and has had sufficient time (and at least 45 days) to consider it;

(b)Employee is receiving, pursuant to this Agreement, consideration in addition to anything of value to which Employee is already entitled;

(c)Employee has been advised, and hereby is advised in writing, to discuss this Agreement with an attorney of Employee’s choice and Employee has had an adequate opportunity to do so prior to executing this Agreement;

(d)Employee fully understands the final and binding effect of this Agreement; the only promises made to Employee to sign this Agreement are those contained herein; and Employee is signing this Agreement knowingly, voluntarily and of Employee’s own free will, and Employee understands and agrees to each of the terms of this Agreement;

(e)The only matters relied upon by Employee and causing Employee to sign this Agreement are the provisions set forth in writing within the four corners of this Agreement; and

(f)No Company Party has provided any tax or legal advice regarding this Agreement and Employee has had an adequate opportunity to receive sufficient tax and legal advice from advisors of Employee’s own choosing such that Employee enters into this Agreement with full understanding of the tax and legal implications thereof.

7.Applicable Law.  This Agreement is entered into under, and shall be governed for all purposes by, the laws of the State of Texas without reference to the principles of conflicts of law thereof.

8.Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same Agreement.

9.Amendment; Entire Agreement.  Subject to Section 11 below, this Agreement may not be changed orally but only by an agreement in writing agreed to and signed by the Party to be charged.  This Agreement, the sections of the Employment Agreement expressly referenced herein and those provisions of the Employment Agreement necessary to interpret such sections, and the agreements expressly referenced in Section 16 below constitute the entire agreement of the Parties with regard to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, oral or written, between Employee and any Company Party with regard to the subject matter hereof.

10.Third-Party Beneficiaries.  Employee expressly acknowledges and agrees that each Company Party that is not a signatory to this Agreement shall be a third-party beneficiary of Section 4 and Section 13 of this Agreement.

11.Severability and Modification.  Any term or provision of this Agreement (or part thereof) that renders such term or provision (or part thereof) or any other term or provision (or part thereof) of this Agreement invalid or unenforceable in any respect shall be severable and shall be modified or severed to the extent necessary to avoid rendering such term or provision (or part thereof) invalid or unenforceable, and such severance or modification shall be accomplished in the manner that most nearly preserves the benefit of the Parties’ bargain hereunder.

12.Withholding of Taxes and Other Deductions.  The Company may withhold from any payments made pursuant to this Agreement all federal, state, local, and other taxes and withholdings as may be required by any law or governmental regulation or ruling.

13.Return of Property.  Employee represents that Employee has returned to the Company all documents, files (including electronically stored information), and other materials constituting or reflecting confidential or proprietary information of the Company or any other Company Party, and any other property belonging to the Company or any other Company Party, including all computer files, electronically stored information and other materials, and Employee further represents and warrants that Employee has not maintained a copy of any such materials in any form.

14.Revocation Right.  Notwithstanding the initial effectiveness of this Agreement, Employee may revoke the delivery (and therefore the effectiveness) of this Agreement within the seven-day period beginning on the date Employee executes this Agreement (such seven day period being referred to herein as the “Release Revocation Period”).  To be effective, such revocation must be in writing signed by Employee and must be received by the Company, care of Pamela L. Remy, Vice President - Human Resources, 1820 North I-35, P.O. Box 1715 Gainesville, Texas 76240 (e-mail: PRemy@selectenergyservices.com) so that it is received by Ms. Remy before 11:59 p.m. Gainesville, Texas time, on the last day of the Release Revocation Period.  If an effective revocation is delivered in the foregoing manner and timeframe, then no consideration shall be provided to Employee pursuant to Section 2 and the release of claims set forth in Section 4 shall be of no force or effect and the remainder of this Agreement shall be in full force and effect.

15.Continued Effectiveness of Restrictive Covenants.  Employee acknowledges and agrees that he is subject to continuing obligations pursuant to Articles V, VI, and VIII of the Employment Agreement, including obligations with respect to non-disclosure, confidential and proprietary information, non-competition, non-solicitation, and intellectual property.  Employee expressly recognizes the enforceability and continuing effectiveness of Articles V, VI, and VIII of the Employment Agreement and promises to abide by such terms of the Employment Agreement following the Separation Date.  Nothing herein or in the Employment Agreement shall prevent Employee from lawfully (i) initiating communications directly with, cooperating with, providing information to, causing information to be provided to, or otherwise assisting in an investigation by any governmental or regulatory agency, entity, or official(s) (collectively, “Governmental Authorities”) regarding a possible violation of any law; (ii) responding to any inquiry or legal process directed to Employee individually from any such Governmental Authorities; (iii) testifying, participating or otherwise assisting in an action or proceeding by any such Governmental Authorities relating to a possible violation of law; or (iv) making any other disclosures that are protected under the whistleblower provisions of any applicable law. Additionally, pursuant to the federal Defend Trade Secrets Act of 2016, Employee shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (i) is made (A) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (B) solely for the purpose of reporting or investigating a suspected violation of law; or (ii) is made to Employee’s attorney in relation to a lawsuit for retaliation against Employee for reporting a suspected violation of law; or (iii) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Nor does this Agreement require Employee to obtain prior authorization from the Company before engaging in any conduct described in this paragraph, or to notify the Company that Employee has engaged in any such conduct.

16.Acceleration of Vesting.  Immediately prior to the Separation Date, Employee held (i) an option to purchase up to 12,602 shares of restricted Class A common stock (“Stock”) of Select (the “First Option”), subject to the terms and conditions of the Nonstatutory Stock Option Agreement between Employee and Select dated November 1, 2017 (the “First Option Agreement”) and the Select Plan, (ii) an option to purchase up to 9,020 shares of Stock (the “Second Option”), subject to the terms and conditions of the Nonstatutory Stock Option Agreement between Employee and Select dated November 1, 2017 (the “Second Option Agreement”) and the Select Plan, and (iii) an option to purchase up to 39,028 shares of Stock (the “Third Option”), subject to the terms and conditions of the Nonstatutory Stock Option Agreement between Employee and Select dated November 1, 2017 (the “Third Option Agreement”) and the Select Plan, and (iv) an option to purchase up to 85,777 shares of Stock (the “Fourth Option”), subject to the terms and conditions of the Nonstatutory Stock Option Agreement between Employee and Select dated November 1, 2017 (the “Fourth Option Agreement”) and the Select Plan.  Pursuant to the terms of the First Option Agreement, the First Option automatically became fully vested upon the Separation Date and may be exercised by Employee at any time on or before May 1, 2022 in accordance with the terms of the First Option Agreement.  Pursuant to the terms of the Second Option Agreement, the Second Option automatically became fully vested upon the Separation Date and may be exercised by Employee at any time on or before July 15, 2023 in accordance with the terms of the Second Option Agreement.  Pursuant to the terms of the Third Option Agreement, the Third Option previously became fully vested and may be exercised by Employee at any time on or before December 14, 2025 in accordance with the terms of the Third

Option Agreement. Pursuant to the terms of the Fourth Option Agreement, the Fourth Option previously became fully vested and may be exercised by Employee at any time on or before December 10, 2026 in accordance with the terms of the Fourth Option Agreement.     Effective upon the Separation Date, pursuant to the terms and provisions of that certain Performance Share Unit Agreement between Employee and Select dated January 19, 2018 (the “PSU Agreement”) and the Select Plan, Employee was deemed to have satisfied the Service Requirement (as defined in the PSU Agreement) with respect to 14,940 PSUs (as defined in the PSU Agreement) and such PSUs will remain outstanding and, subject to the satisfaction of the Performance Goal (as defined in the PSU Agreement), become Earned PSUs (as defined in the PSU Agreement), which will be eligible for settlement in accordance with Section 6 of the PSU Agreement.  In entering into this Agreement, Employee expressly acknowledges and agrees that Employee has received all equity and equity compensation that Employee is owed or has ever been owed, or ever could be owed, under the Select Plan, the Rockwater Energy Solutions, Inc. Amended and Restated 2017 Long Term Incentive Plan, and any other equity incentive compensation plan or arrangement maintained by the Company or any other Company Party.

17. Section 409A.  Neither this Agreement nor any payment provided hereunder are intended to constitute “deferred compensation” subject to the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”), and this Agreement shall be construed and administered in accordance with such intent.  Notwithstanding the foregoing, the Company makes no representations that the payments provided under this Agreement comply with or are exempt from the requirements of Section 409A and in no event shall the Company or any other Company Party be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by Employee on account of non-compliance with Section 409A.

18.Interpretation.  Titles and headings to Sections hereof are for the purpose of reference only and shall in no way limit, define or otherwise affect the provisions hereof.  Unless the context requires otherwise, all references herein to an agreement, instrument or other document shall be deemed to refer to such agreement, instrument or other document as amended, supplemented, modified and restated from time to time to the extent permitted by the provisions thereof.  The word “or” as used herein is not exclusive and is deemed to have the meaning “and/or.”  The words “herein”, “hereof”, “hereunder” and other compounds of the word “here” shall refer to the entire Agreement and not to any particular provision hereof.  The use herein of the word “including” following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation”, “but not limited to”, or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter.  Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any Party hereto, whether under any rule of construction or otherwise.  On the contrary, this Agreement has been reviewed by each of the Parties hereto and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of the Parties.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the dates set forth beneath their names below, effective for all purposes as provided above.

DAVID J. NIGHTINGALE

Date:

Rockwater energy solutions, inc.

By:

Name:

Title:

Date:

Solely for purposes of acknowledging and agreeing to Section 16:

Select Energy services, INC.

By:

Name:

Title:

Date: